URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

News Release

URANIUM 308 RECEIVES COMPLETE MULTI-ELEMENT
AND FIRST ROUND URANIUM ASSAY RESULTS OF JANCHIVLAN
DIAMOND DRILL CORE SAMPLES FROM SGS LAB GROUP

TWO NEW ANOMALOUS MINERALIZED ZONES DISCOVERED

February 12, 2008

Las Vegas, Nevada USA. - Uranium 308 Corp. (OTCBB: URCO) (The "Company") is pleased to announce that SGS Lab Group has delivered complete multi-element geochemical analysis result from all six Janchivlan core drill holes and the first round of uranium assay results from four of the six drill holes. Uranium assay results come from one hole in the North Block and three holes in the South Block of the Janchivlan project, located 70km southeast of the Mongolian capital, Ulaanbaatar.

Based on the SGS geochemical assay results for uranium, it has been observed that the drilling intercepted the projected mineralized sections exposed and identified by the surface trenching program. Additional mineralized sections were found at depth. Multi-element analysis has been completed and is being examined to identify mineralized structures found in the geological logging. Base metal and precious metal association with uranium indicates structural continuity with the surface geology. Once completed, uranium analysis of the remaining drill holes analysis will enable the development of a fuller picture of the ore bodies identified to date and will guide future exploration.

SOUTH BLOCK INTERCEPTS
UDH 0701 intercepted a 6m thick mineralized zone from 8m to 14m with ore grade uranium concentration ranging from 184ppm to 340 ppm (0.0184 per cent to 0.034 per cent) U3O8; The background is 16.5 ppm (0.00165 per cent). This mineralized zone is the down dip extension of ore body U1, which was exposed and identified by the surface trenching program.

UDH 0703 intercepted a 1.5m thick anomalous mineralized zone from 92.5m to 94m with a uranium value of 41.9 ppm U3O8 (background is 12.5 ppm). This anomalous zone is a newly discovered structure beyond those revealed by the surface trenching program.

UDH 0704 intercepted a 2m thick anomalous mineralized zone from 11m to 13m with a uranium value of 77.4 ppm U3O8 (background is 14.1 ppm). This anomalous zone is the down dip extension of the ore body U2, which was exposed by the surface trenching program.

NORTH BLOCK INTERCEPTS
EDH 0703 intercepted an 18m thick anomalous mineralized zone from 22.15m to 40.15m with uranium values ranging from 25.8 ppm to 46.3 ppm U3O8 (background is 11.8 ppm). This anomalous mineralized zone is a newly discovered structure that was not observed in the surface trenching program. The multi-element analysis from additional drilling indicates a board zone of alteration and epithermal mineralization (up to 51m in width). The uranium analysis for the two remaining drill holes will help develop the model to explore this ore body.

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information contact Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.